Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rodobo International Inc. of our report dated December 21, 2010 relating to the consolidated balance sheets of Rodobo International Inc. and subsidiaries as of September 30, 2010 and 2009 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Friedman LLP

Marlton, NJ
April 20, 2011